CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Patriot Scientific Corporation
San Diego, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 3, 1997 relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP


Denver, Colorado
March 24, 1998